UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-0781620
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Baxter Parkway Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.300% Senior Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-207810

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “1.300% Senior Notes due 2025.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated May 19, 2017, which was filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities,” in the prospectus, dated November 4, 2015, contained in the registrant’s effective registration statement on Form S-3 (Registration No. 333-207810), which was filed with the Commission on November 4, 2015, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2:	Exhibits.

4.1	Indenture, dated as of August 8, 2006, by and between Baxter International Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on August 9, 2006)

4.2	Eleventh Supplemental Indenture, dated as of May 30, 2017, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 1.300% Senior Notes due 2025) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on May 30, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BAXTER INTERNATIONAL INC. (Registrant)

Dated: May 30, 2017	By:	/s/ Ellen K. McIntosh
	Name:	Ellen K. McIntosh
	Title:	Senior Vice President, Associate General Counsel and Corporate Secretary